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                                                                      EXHIBIT 21

                          WORTHINGTON INDUSTRIES, INC.
                             A DELAWARE CORPORATION

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
                                                                              JURISDICTION OF
SUBSIDIARY (1)                                                                INCORPORATION
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
Dietrich Industries, Inc.                                                     Pennsylvania
The Gerstenslager Company                                                     Michigan
I. H. Schlezinger, Inc.                                                       Ohio
Worthington Industries of Michigan, Inc.                                      Michigan
SUBSIDIARIES OF WORTHINGTON INDUSTRIES OF MICHIGAN, INC.
       The Worthington Steel Company                                          Indiana
       The Worthington Steel Company                                          Kentucky
       The Worthington Steel Company                                          Maryland
       The Worthington Steel Company                                          North Carolina
       The Worthington Steel Company                                          Delaware
       .......NRM Trucking Co. (2)                                            Delaware
       Worthington Steel of Michigan, Inc.                                    Michigan
         d/b/a The Worthington Steel Company

       Worthington Cylinder Corporation                                       Ohio
          Worthington Acetylene Cylinders, Inc. (3)                           Alabama
                 (d/b/a North American Cylinders, Inc.)
          Worthington Cylinders of Canada, Inc. (3)                           Ontario, Canada
              Steel Cylinder Manufacturing, Inc. (4)                          Ontario, Canada

       Buckeye Steel Castings Company                                         Ohio
          Buckeye Energy Company, Inc. (5)                                    Ohio
          B-I Sales, Inc. (5)                                                 Michigan
          GSI Engineering, Inc. (5)                                           Delaware
          Buckeye International Development, Inc.(5)                          Ohio
          Worthington Custom Plastics, Inc. (5)                               Ohio
             Worthington Precision Metals, Inc. (6)                           Tennessee


       Industrias Worthington Do Brasil Ltda                    Laws / Federative Republic of Brazil
       Worthington Industries of Mexico, S.A. de C.V.                         Mexico
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(1)      All subsidiaries are 100% owned by the listed parent unless otherwise noted
         Some minor or non-functioning corporations are not listed
(2)      Wholly-owned subsidiary of Worthington Steel Company(DE)
(3)      Wholly-owned subsidiary of Worthington Cylinder Corporation
(4)      Wholly-owned subsidiary of Worthington Cylinders of Canada, Inc.
(5)      Wholly-owned subsidiary of Buckeye Steel Castings Company
(6)      Wholly-owned subsidiary of Worthington Custom Plastics, Inc.

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JOINT VENTURES



       Worthington Specialty Processing (7)                      Michigan

       London Industries, Inc. (8)                               Ohio

       TWB Company, L.L.C. (9)                                   Michigan

       Worthington Armstrong Venture (10)                        Delaware

       Acerex, S.A. de C.V. (11)                                 Mexico

       Worthington S.A. (12)                                     Brazil




                                    * * * * *


(7) 50% Joint Venture w/USX Corporation - owned by Worthington Steel of Michigan, Inc.

(8) 60% owned Joint Venture with Nissen, Sumitomo & Sumitomo Corp. of America -owned by Worthington Custom Plastics, Inc.

(9)    33% Joint Venture - Owned by Worthington Steel of Michigan, Inc.

(10) 50% Joint Venture w/Armstrong Ventures, Inc. - Owned by The Worthington Steel Company (DE)

(11) 50% Joint Venture with Hylsa S.A. de C.V. Owned by Worthington Industries Mexico, S.A. de C.V.

(12)   52% Joint Venture - Owned by Worthington, S.A.

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